Exhibit 10.44

                           PURCHASE AND SALE AGREEMENT

                              FOR HOTEL PROPERTIES

     THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into this ____ day of December into by and between Bountiful Investment Group, Inc., a Nevada corporation ("BIG"), and Eagle Rock Finance, L.C., a Utah limited liability company, a/k/a Eagle Rock, L.C. ("Purchaser") (collectively, the "Parties").

                                    Recitals

     A. BIG owns and operates the Best Western McCarran House located at 55 East Nugget Avenue in Sparks, Nevada (the "Best Western"), which is more particularly described in Exhibit A, attached hereto. BIG owns 100% of the ownership interests in Sparks Lodging Associates Corporation, a Nevada corporation ("SLAC") created to provide management services at the Best Western.

     B. BIG owns and/or controls 100% of the ownership interests in Airport Lodging Associates, L.C., a Utah limited liability company ("ALA") that owns and operates the Ramada Ltd. & Suites located at 315 N. Admiral Byrd Road in Salt Lake City, Utah (the "Ramada"), which property is more particularly described in Exhibit A attached hereto.

     C. BIG owns and/or controls 100% of the ownership interests in Red Rock Lodging, L.C., the Utah limited liability company ("RRL") that owns and operates the Four Points Hotel by Sheraton located at 1450 South Hilton Drive in St, George, Utah (the "Sheraton"), which property is more particularly described in Exhibit A attached hereto (The Best Western, the Ramada and the Sheraton are referred to occasionally herein collectively as the "Hotels") (SLAC, ALA and RRL are referred to occasionally herein collectively as the "Hotel Entities") (the real properties, together with all goodwill, cash, accounts receivable, appliances, furniture, equipment, fixtures, and all other items of personal property located on or held or used in connection with the operations or the Hotels, are collectively referred to herein as the "Hotel Properties").

     D. Purchaser is engaged in a variety of business endeavors, including the ownership and operation of hotel properties.

     E. BIG desires to sell, and Purchaser desires to purchase, all of BIG's right, title and interest in the Hotel Entities and in the Best Western (the "Purchased Interests") on the terms and conditions set forth in this Agreement.

                                   Agreements

     In consideration of the foregoing recitals and the mutual covenants set forth below, the Parties agree as follows:

     1. Purchase and Sale.

          1.1 Purchase Price. BIG shall sell, and Purchaser shall purchase, the Purchased Interests for the agreed sum of Twelve Million Seven Hundred Thousand and No/100ths Dollars ($12,700,000.00) (the "Purchase Price"), which shall be payable as follows:


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               1.1.1  Nonrefundable Cash Down Payment.  The Parties  acknowledge that Purchaser already has delivered a check to Title West in the amount of Fifty Thousand and No/l00ths Dollars ($50,000.00) pursuant to a letter of intent signed by the Parties dated December 13, 1999, which check constitutes a nonrefundable cash down payment on the Purchased Interests. If the amount has not already been delivered to BIG, that amount shall be delivered immediately, but in no event later than Closing, as defined in Section 4.1 below.

               1.1.2 Cash Payment at Closing. Purchaser shall pay the sum of Three Hundred Sixty Thousand and No/100ths Dollars ($360,000.00) in cash, at Closing, by certified or cashier's check, wire transfer or other form of immediately available federal Funds.

               1.1.3 Assumption of Existing Debt. Purchaser agrees to assume the existing general liabilities plus the mortgage or trust (feed debt on each of the Hotel Properties as of the Closing Date, but not to exceed more than a collective total of Nine Million Eight Hundred Ninety Thousand and No/100ths Dollars ($9,890,000.00). Purchaser acknowledges that Zion's Management & Development Group, Inc., a Utah corporation ("Zions"), the entity that currently manages the Hotel Properties for BIG, previously had an ownership interest in each of the Hotel Properties and is listed as a borrower. Certain of Zion's owners have personally guaranteed the loans on each of the Hotel Properties, Purchaser has entered into an agreement with Zion's regarding the ongoing management of the Hotel Properties and all issues arising from or related to the debt to be assumed hereunder, Purchaser shall assume all responsibility for such debt and for notifying the respective lenders and obtaining their approval to Purchaser's assumption of such debt promptly following the Closing Date, as defined in Section 4.1 below, BIG shall have no further obligation to Zions with respect to such debt following Closing. Purchaser specifically does not agree to assume any other debts or obligations of BIG or either Hotel Entity, except as expressly provided herein.

               1.1.4 Promissory Note. Purchaser shall execute and deliver to BIG a promissory note in the amount of Two Million Three Hundred Ninety Thousand and No/100ths Dollars ($2,390,000.00) (the "Note"), provided, however, that the principal amount of the Note shall be reduced by any amount by which the aggregate actual debt amount exceeds the fixed amount set forth in Section 1.1.3 above. The Note shall be interest free for the first 180 (lays following Closing. Thereafter, the Note will bear interest at the Tate of seven percent (7%) per annum. Purchaser shall pay BIG a principal reduction payment of Two Hundred Thousand and No/100ths Dollars ($200,000.00) on or before the date that is 180 days following Closing. Thereafter, Purchaser shall make monthly interest only payments to BIG on or before the first day of each month commencing on August 1, 2000, for a period of 30 months. The entire outstanding principal balance of the Note shall be due and payable on or before January 1, 2003; provided, however that Purchaser shall have the option, upon payment to BIG of the Sum of Five Thousand and No/100ths Dollars ($5,000.00), to convert the Note into a note that will bc amortized over 240 months at the rate of ton percent (10%) per annum, which note also shall have a call that may be exercised by BIG at any time after the first 36 months upon 60 days' written notice from BIG of its intent to do so.


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               1.1.5  Fairfield  Inn  Payment.  In  addition  to the  foregoing,
          Purchaser also agrees to pay to BIG, at Closing, the sum of Three Hundred Ninety Thousand and No/100ths Dollars ($390,000.00), in cash, via certified or cashier's check, wire transfer, or other immediately available federal funds. This cash payment will constitute payment in full of a promissory note executed and delivered by Zions to BIG as part of the payment for Zion's purchase of BIG's 49% ownership interest in the entity that owns and operates the Fairfield Inn located in Provo, Utah. Purchaser represents that Purchaser and Zion's already have entered into an agreement pursuant to which Zion's agreed to assign the 49% ownership interest acquired from BIG to Purchaser in exchange for Purchaser's promise to pay the outstanding amount of Zion's promissory note to BIG as set forth in this Section 1.1.5. BIG shall have no further rights and interests in that entity or the Fairfield Inn or any further obligations related thereto.

               1.1.6 Allocation of Purchase Price. The Parties agree to allocate the Purchase Price as specifically set forth below in this Section
          1.1.6. The Parties further agree that they will prepare and file their federal and any state or local income or other tax returns based on such allocations, and that the they will prepare and file any other notices or filings its may be required by any federal, state or local agency based on such allocations.



Hotel Property      Real Property       All Other Property         Total

Best Western        $4,950,000.00       $950,000.00                $5,900,000.00
The Sheraton        $3,550,000.00       $650,000.00                $4,200,000.00
The Ramada          $2,200,000.00       $400,000.00                $2,600,000.00

     2. Security Interest.

          2.1 Grant of Security Interest; Perfection. As security for Purchaser's obligations set forth in the Note, and all renewals, modifications and extensions thereof, if any, BIG shall have, and Purchaser hereby grants, a first-priority security interest in interests in the Hotel Entities acquired by Purchaser hereunder, and a second priority security interest in the Best Western, which shall be subordinate only to the existing debt on the Best Western (collectively, the "Collateral"). Purchaser agrees to execute and deliver such documents as BIG may request to formally document, perfect, and maintain the security interests granted hereby, including, but not limited to UCC-l Financing Statements, Pledge Agreements, Security Agreements, and a Deed or Trust (collectively, the "Security Documents"). BIG may file or record in the appropriate public offices any and all Such documents required or permitted by law to be filed or recorded with respect to BIG's interest in the Collateral, only if (a) BIG gives Purchaser not less than 20 days' prior notice of its intent to take any such action, and (b) doing so does not in any way cause or possibly cause a violation of or an acceleration of any financing or loan with respect to any of the Hotel Properties, Purchaser agrees to pay before delinquency any tax or other governmental charge which is or can become, through assessment or distraint or otherwise, a lien on the Collateral, and to pay any tax which may be levied on any obligation secured hereby.

          2.2 Control of Collateral. Purchaser shall not voluntarily sell, transfer, assign, pledge, or otherwise transfer any part of the Collateral or collect any distributions from the Hotel Entities and/of the Best Western, except with the prior written consent of BIG or as follows:


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               2.2.1  Purchaser may sell the Collateral  provided that the sales price is sufficient to pay the principal amount of the Note described in Section 1.1.4 above or the proportionate share thereof if only part of the Collateral is sold, and the sales proceeds are used by Purchaser to pay the proportionate share of the Note in accordance with the allocations set forth in Section 1.1.6 above; provided, that any such payments shall first be applied to the amount due and payable on the date that is 180 days following tile Closing Date.

               2.2.2 Purchaser is authorized to collect distributions from, the Hotel Entities and/or the Best Western at all times during which Purchaser is current in meeting its obligations under tile Note or until such time as Purchaser's authority to do so is terminated pursuant to this Agreement.

               2.2.3 In the event of default by Purchaser in payment of tile Note, BIG shall have the right to notify Purchaser to cease collecting distributions from the Hotel Entities and/or the Best Western, whereupon BIG may proceed to co-license such distributions and may deduct therefrom the reasonable expenses of collection.

               2.2.4 Any sum received by BIG from the Hotel Entities and/or the Best Western shall be applied as BIG shall elect to the obligations secured by this Agreement or as may be due under the Note and/or the Security Documents.

          2.3 Accounting and Inspection of Books. Purchaser agrees to maintain full and accurate records, including books of account, covering the Collateral and to permit BIG or its duly authorized representative to examine such of the books and records as related to the Collateral at all reasonable times during business hours with ten days advance notice from BIG.

          2.4 Notice to the Hotel Entities and/or the Best Western. Upon termination of Purchaser's authority to collect distributions from the Hotel Entities and/or the Best Western, pursuant to this Agreement, BIG is authorized to notify the Hotel Entities and/or the Best Western to effect direct collection of any distributions from the Hotel Entities and/or the Best Western that are attributable to the Collateral. At the request of BIG, Purchaser agrees to execute an appropriate notice to the Hotel Entities and the Best Western of BIG's right to collect such distributions therefrom as provided herein.

          2.5  Default.   Occurrence  of  any  of  the  following  events  shall
constitute a default by Purchaser under this Agreement.

               2.5.1 Any failure to pay when due the full principal amount of the Note, or other charge which is or may be secured hereby or by the Security Documents.

               2.5.2 The falsity of any representation of warranty made by Purchaser herein or in the Security Documents.

               2.5.3 If the Collateral should be seized of levied upon or under any legal or governmental process against Purchaser or against the Collateral.

               2.5.4 If Purchaser becomes insolvent or is the subject of a petition in bankruptcy, either voluntary or involuntary, or in any other proceedings under the federal


Purchase and Sale Agreement for Hotel Properties                    Page 4 of 16


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          bankruptcy  laws; or makes an assignment for the benefit of creditors;
          or if Purchaser is named in or the Collateral is subjected to a suit for the appointment of a receiver.

               2.5.5 Dissolution or Liquidation of Purchaser.

Upon any such event of default, BIG may give written notice to Purchaser thereof. If such default is not cured within thirty (30) days from receipt of such notice by Purchaser, all obligations and indebtedness secured hereby shall, at the option of BIG, become immediately due and payable, and BIG shall have the right to pursue any remedies to which it may be entitled pursuant to the Security Documents.

     3. Condition of Title. Title to the Purchased Interests is to be free of all encumbrances or defects other than the existing security interests granted to the lenders, and such other circumstances as do not materially affect Purchaser's ability to own and operate the Hotel Properties.

          3.1 Title Insurance. BIG shall, at BIG's cost and expense, order and deliver to Purchaser preliminary commitments for an Owners Standard Policies of Title Insurance, in the amounts set forth in the allocations for real estate for each of the respective Hotel Properties as set forth in Section 1.1.6 above to be issued by First American Title in Reno, Nevada for the Best Western, Sutherland Title in Salt Lake City, Utah for the Ramada property, and First Title in St. George, Utah for the Sheraton property, respectively (collectively, the "Title Companies") describing the state of title of the Hotel Properties (the "Title Reports"). The Parties authorize the Escrow Agent to correct and/or insert the legal descriptions to the Hotel Properties on Exhibit A attached hereto at Closing, if necessary, based on the legal descriptions issued in the Title Reports. The Title Reports shall contain no exceptions other than those encumbrances of record which were of record when BIG and/or tile Hotel Entities acquired the Hotel Properties and that do not materially affect the value of the Hotel Properties or unduly interfere with Purchaser's ability to operate the Hotel Properties as hotels. Encumbrances to be paid by BIG may be paid out of the Purchase Price received at Closing. If title cannot be made so insurable prior to the Closing Date, Purchaser may, at Purchaser's sole option, waive any and all such remaining encumbrances and defects and elect to purchase the Purchased Interests subject to such encumbrances and defects and pursuant to the terms and conditions of this Agreement or may terminate this Agreement without ,any further liability or obligation to BIG hereunder, in which event Purchaser shall receive full refund of the nonrefundable deposit, notwithstanding the nonrefundable nature thereof.

     4. Closing.

          4.1 Closing Date. This sale shall be closed in the offices of Hill, Johnson & Schmutz located at 3319 North University Avenue, Suite # 200, Provo, Utah 84604 ("Escrow Agent") on or before 12:00 noon Mountain Standard Time on December 31, 1999 (the "Closing Date"). Closing shall mean the consummation of the transaction contemplated by this Agreement by the recording of all instruments requiring recording, the rendering of all performances necessary to the consummation of the purchase and sale contemplated hereby, and the delivery of other documents and proceeds to the parties entitled thereto (the "Closing").

          4.2 Closing Costs. At Closing, BIG shall pay (a) one-half (1/2) of the escrow fee; (b) any real estate excise or transfer taxes; (c) any revenue or documentary stamps; (d) the premium for the policy of title insurance described in Section 3 above; (e) recording and


Purchase and Sale Agreement for Hotel Properties                    Page 5 of 16


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miscellaneous   charges   customarily   attributable   to   sellers  in  similar
transactions;  and (f) all  attorneys'  fees  then  owed by BIG to its  counsel,
whether   incurred  in  negotiating  this  Agreement  and  in  consummating  the transaction contemplated herein. At Closing, Purchaser shall pay (a) one-half (1/2) of the escrow fee; (b) recording and miscellaneous charges customarily attributable to purchasers in similar transactions; and (c) all attorneys' fees incurred by Purchaser to its counsel in negotiating this Agreement and in consummating the transaction contemplated herein.

          4.3  Prorations   for  Rest  Western.   Taxes  for  the  current  year
constituting liens for Or against the Best Western, shall be prorated between Purchaser and BIG as of the Closing Date.

          4.4 Transfer and Closing Documents. At Closing, BIG shall transfer and convey all of BIG's right, title and interest in the Hotel Entities to Purchaser, and Purchaser shall assume all of tile mortgage or trust deed obligations which encumber the Hotel Properties and become the owner of the Hotel Entities, pursuant to an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit B. At Closing, BIG also shall transfer and convey all of its right, title and interest in all contracts, leases and agreements used in the ownership and/or operation of the Best Western, and Purchaser shall assume same, pursuant to an Assignment and Assumption Agreement for the Best Western's Contracts, Leases and Agreements substantially in the form attached hereto as Exhibit D. BIG shall execute and deliver (a) a statutory Warranty Deed to McCarran Lodging, LLC, a Utah limited liability company formed by Purchaser to hold and accept the Best Western, pursuant to which BIG transfers and conveys all of its right, title and interest in and to the Best Western to McCarran Lodging LLC, (b) statutory Quit Claim Deed,; for the real properties of the Hotel Entities; (c) assignments of limited liability company interests for the Hotel Entities (in the form attached hereto as Exhibit B) and of contracts, leases and agreements for the Best Western (in the form attached hereto as Exhibit D); and (d) a Bill of Sale for the personal Properties of the Best Western (in the form attached hereto as Exhibit E). The Parties further shall execute and deliver to the Escrow Agent or to the other, as the case may be, such other documents as may be necessary to consummate the transaction contemplated hereby.

     5. Possession. BIG shall deliver possession of the Purchased Interests to Purchaser on the Closing Date, provided, however, that Purchaser shall have the right to enter upon the Hotel Properties for completion of any studies or tasks that Purchaser may wish to perform prior to the Closing Date,

     6.  Purchaser's  Representations  and  Warranties.   Purchaser  represents,
warrants, and agrees as of the date of this Agreement and as of Closing as follows:

          6.1 Authority. Purchaser is a limited liability company duly organized and existing under the laws of the State of Utah and has the power and authority to enter into this Agreement and all documents contemplated by this Agreement, to consummate the transactions contemplated by this Agreement, and to perform its obligations to be performed by it under this Agreement and under all documents contemplated by this Agreement.

          6.2 Approval; Enforceability. The execution, delivery, and performance of this Agreement and all documents contemplated by this Agreement have been duly authorized by all necessary company action. This Agreement and all documents contemplated by this Agreement, when executed and delivered by Purchaser, will be valid and enforceable obligations of Purchaser in accordance with their respective terms.


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          6.3 No  Violation.  Purchaser's  execution  and  performance  of  this
Agreement and compliance with [lie provisions of this Agreement will not constitute a violation by Purchaser of any provision of law, of its Articles of Organization, any amendments thereto, or any indenture, mortgage, agreement, or other instrument to which Purchaser is a party or by Purchaser is bound or affected.

          6.4 No Reliance. Purchaser has made its own inspection of the Best Western and [lie Hotel Entities, and his own investigation and evaluation of the Purchased Interests, In entering this Agreement, Purchaser is not relying on any representations or statements made by BIG regarding the Purchased Interests other than those expressly set forth herein. Purchaser has had an opportunity to review financial records, and all other relevant documents and information related to the Purchased Interests that would be material in determining whether to purchase the Purchased Interests pursuant to this Agreement.

     7. BIG's Representations and Warranties. BIG represents, warrants, and agrees as of the date of this Agreement and as of Closing:

          7.1 Authority. BIG is a corporation duly organized and existing under the laws of the State of Nevada and has the power and authority to enter into this Agreement and all documents contemplated by this Agreement, to consummate the transactions contemplated by this Agreement, and to perform the obligations to be performed by it under this Agreement and under all documents contemplated by this Agreement.

          7.2 Approval; Enforceability. The execution, delivery, and performance of this Agreement and all documents contemplated by this Agreement have been duly authorized by all necessary corporate action. This Agreement and all documents contemplated by this Agreement, when executed and delivered by BIG, will be valid and enforceable obligations of BIG in accordance with their respective terms.

          7.3 No Violation. BIG's execution and performance of this Agreement and compliance with the provisions of this Agreement will not constitute a, violation by BIG of any provision of law, BIG's Articles of Incorporation, BIG's Bylaws, or any indenture, mortgage, agreement, or other instrument to which BIG is a party or by which BIG is bound or affected.

          7.4 The Hotel Properties. BIG represents and warrants to Purchaser as follows: (a) BIG has good and marketable title to the Best Western and its Hotel Properties, and the Hotel Entities, and each Hotel Entity owns its respective Hotel Properties, free and clear of all liens and encumbrances other than those allowed under Section 3 above and free and clear of all third party claims of ownership (its to the Hotel Properties or the Hotel Entities), including without limitation Zions Management & Development Company, Inc.; Glen A. Overton, Investment Lodging Corporation; THH Ventures, L.C.; and East Bay Lodging Associated, Ltd.; (b) there are no outstanding unrecorded leases, licenses, permits, contracts or agreements to which BIG or either Hotel Entity is a party affecting the Hotel Properties other than those disclosed herein or in Exhibit C attached hereto, or those assigned hereunder; (c) BIG has disclosed all known defects, faults or other material facts regarding the Hotel Properties; (d) the Hotel Properties have been maintained in substantial compliance with all federal, state and local environmental protection, similar laws, ordinances, restrictions, and licenses; (e) except as has been previously disclosed to Purchaser regarding the filling station located on the separate parcel next to the Sheraton, which is to be


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acquired as part of the Hotel  Properties,  to the best of BIG's  knowledge,  no hazardous substance (as that term is used in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ""9601 et seq.) is or has been stored or disposed of on any of the Hotel Properties; (f) BIG has no notice of any pending or threatened action, claim or proceeding under any condemnation laws, under any bankruptcy laws, or under any environmental laws arising out of the condition of the Hotel Properties or conditions thereon; and (g) from the date of this Agreement until the Closing Date, BIG agrees not to make any material adverse change to the Hotel Properties, or to enter any contracts or undertake any obligations that would affect the Hotel Properties that would remain unpaid or continue after the Closing Date.

          7.5 Limitation of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER BIG NOR ANY AGENT, REPRESENTATIVE, OR EMPLOYEE OF BIG HAS HERETOFORE OR IS NOW MAKING ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER RELATED TO THE PHYSICAL CONDITION OF THE HOTEL PROPERTIES. PURCHASER IS ACQUIRING THE HOTEL PROPERTIES "AS IS" AND "WITH ALL FAULTS," INCLUDING WITHOUT LIMITATION THE STABILITY OF THE SOILS, SUITABILITY FOR ANY CONSTRUCTION OR DEVELOPMENT, ENCROACHMENT OR BOUNDARY QUESTIONS, DRAINAGE, ZONING, AVAILABILITY OF UTILITIES, ACCESS, AND SIMILAR MATTERS. PURCHASER IS CONDUCTING ITS OWN INSPECTIONS AND "DUE DILIGENCE" WITH RESPECT TO ALL PHYSICAL AND OTHER ASPECTS OF THE HOTEL PROPERTIES. BIG SHALL ALLOW PURCHASER REASONABLE ACCESS TO BIG'S BOOKS, RECORDS, AND THE HOTEL PROPERTIES TO ENABLE PURCHASER TO COMPLETE SUCH INSPECTIONS. PURCHASER SHALL BE RESPONSIBLE FOR ALL COSTS OF SUCH INSPECTIONS AND STUDIES.

     8. Conditions. Purchaser's obligation to purchase the Purchased Interests is subject to the following conditions:

          8.1 Good Standing with Franchisors. Each of the Hotel Properties shall be in good standing with its respective franchisor (for purposes of this Section 8.1, "good standing" means that BIG has paid all fees required to be paid by the Franchisor and has met all other obligations and has responded satisfactorily to all notices and demands arising under any franchise agreement affecting any of the Hotel Properties; provided, however, that Purchaser acknowledges and agrees that the Best Western's franchisor has required renovations in the amount of approximately ($800,000,00) to bring that property into good standing, which amount Purchaser has agreed, and is prepared to pay. Purchaser acknowledges that the franchiser has set a deadline of December 31, 1999 for completing the renovations or making appropriate arrangements for doing so in a timeline acceptable to (lie franchiser. If appropriate arrangements are not made by that time, franchisor has threatened to remove the Best Western from franchisor's reservation system. Purchaser assumes the responsibility of working with franchisor to insure that such arrangements arc made and the renovations completed, at Purchaser's sole cost and expense, so that the Best Western is not removed from franchiser's reservation system. Any amounts owed to satisfy any obligations necessary to bring the Hotel Properties in good standing, except for the amounts necessary to complete the renovations required at the Best Western as described above, shall be paid by Purchaser at or -is soon as reasonably practicable after Closing, but shall reduce the principal amount of the Note, and shall be taken first from the principal payment to be made by Purchaser to BIG on or before the date that is 180 days following Closing.


Purchase and Sale Agreement for Hotel Properties                    Page 8 of 16

          8.2 Engagement of Zions Management. Purchaser shall have entered into an agreement with Zions, on terms and conditions acceptable to Purchaser, pursuant to which Zions agrees to continue to manage the Hotel Properties,

          8.3 Closing Before Year End. The transaction contemplated hereby shall have closed before 11:59 p.m. on December 31, 1999.

          8.4 Payment of Debt Service and Mortgage Payments. All mortgage payments and other debt service installment payments for the Hotel Properties (owing or accrued as of December 31, 1999) shall have been paid current through December 31, 1999. Any such amounts owing may be withheld from the cash payments to be made to BIG at Closing. If any such amounts are not withheld at Closing or not paid by BIG immediately thereafter, the same shall be paid by Purchaser, and shall reduce the principal amount of the Note, and shall be taken first from the principal payment to be made by Purchaser to BIG on or before the date that is 180 days following Closing.

          8.5 Taxes and Franchise Fees. All taxes, including without limitation, payroll, property, use and sales taxes (owing or accrued as of December 31, 1999), shall be paid current through December 31, 1999. In addition, all fees, payments, obligations, and performances (owing or accrued as of December 31, 1999) under any franchise agreement affecting any of the Hotel Properties shall be current or fulfilled in full through December 31, 1999. Any amounts required to bring such taxes, fees, payments, obligations and performances current shall be paid by Purchaser at or as soon as reasonably practicable after Closing, but shall reduce the principal amount, of the Note, and shall be taken first from the principal payment to be made by Purchaser to BIG on or before the date that is 180 days following Closing.

     9. Damage, Destruction, and Condemnation. In the event of the partial or total damage, destruction, or condemnation of the Hotel Properties prior to the Closing Date, at Purchaser's option, Purchaser may consummate the purchase of the Purchased Interests or terminate this Agreement by written notice to BIG. Purchaser's election under this section shall be exercised by giving written notice to BIG of its intent to do so. In the event Purchaser elects to terminate this Agreement, Purchaser shall pay any title and escrow charges, and neither party shall have any further rights or obligations under this Agreement. Purchaser shall receive full refund of the non-refundable deposit. If Purchaser elects to proceed with the purchase of the Property hereunder, all insurance or condemnation proceeds shall be paid over to Purchaser (or assigned, if not yet collected). If the insurance or condemnation proceeds are not yet determined, Purchaser shall receive a credit at Closing against the Purchase Price in the amount of the loss of value of the damaged, destroyed, or condemned portion, as agreed upon by Purchaser and BIG, and BIG shall retain all insurance or condemnation proceeds. Except as otherwise elected by Purchaser hereunder, the risk of loss prior to Closing rusts with BIG.

     10. Remedies.

          10.1 Failure to Close. If, without breach by BIG or Purchaser, the conditions to Closing are not and cannot be eliminated, satisfied, or waived within the time limits set forth herein, either party may either withdraw from and terminate this Agreement or waive the condition or portion thereof which cannot be satisfied mid proceed with Closing. If terminated, this Agreement shall be deemed null and void, the non-refundable deposit shall be returned to Purchaser, and the escrow to be established hereunder shall be cancelled.


Purchase and Sale Agreement for Hotel Properties                    Page 9 of 16

          10.2 Seller's Breach. If BIG breaches this Agreement and fails to close the sale contemplated hereby through no fault of Purchaser, Purchaser shall be entitled, at Purchaser's election (a) to terminate its obligations to perform further under this Agreement and recover any and all damages; (b) to seek specific performance of this Agreement; and (c) to pursue any and all remedies in addition to or by way of alternative to the foregoing available at law or in equity. The non-refundable deposit shall be refunded to Purchaser immediately upon demand,

          10.3 Purchaser's Breach. If Purchaser breaches this Agreement and fails to close the purchase contemplated hereby through no fault of BIG, BIG shall be entitled to receive the nonrefundable deposit and retain it as liquidated damages and not as a penalty as its sole and exclusive remedy for such breach.

     11. Indemnification.

          11.1 Indemnification by Purchaser. Purchaser shall indemnify, defend, and hold BIG harmless from any and all loss, liability, damage, and expense whatsoever (including attorneys' fees, expenses of litigation, and costs of appeal) arising (i) out of Purchaser's and/or each of the Hotel Entities ownership or use of the Hotel Properties after the Closing Date; and/or (ii) as a result of any material inaccuracy of any representation or material breach of any warranty or covenant of Purchaser contained in this Agreement, any certificate or other instrument furnished or to be furnished, and/or any other agreement to be executed Pursuant to or in connection with this Agreement.

          11.2 Indemnification by Seller. BIG shall indemnify, defend, and hold Purchaser harmless from any and all loss, liability, damage, and expense whatsoever (including attorneys' fees, expenses of litigation, anti costs of appeal) arising (i) out of BIG's and/or each of the Hotel Entities ownership interest in or use of the Hotel Properties prior to the Closing Date; (ii) out of any breach of the specific warranties set forth in Section 7.4 above (including without limitation the failure of BIG and/or the Hotel Entities to have good and marketable title to all of the Hotel Proper-ties); (iii) out or any failure of the conditions set forth in Sections 8.1, 8.4 and 8.5 above (assuming Purchaser proceeds to Closing notwithstanding such failure), and/or
(iv) as a result of any material inaccuracy of any representation or material breach of any other warranty or covenant of BIG contained in this Agreement, any certificate or other instrument furnished or to be furnished, and/or any other agreement to be executed pursuant to or in connection with this Agreement.

          11.3 Procedures for Indemnification. The following procedures and requirements shall apply with respect to any actual or potential claim, any written demand, the commencement of any action, or the occurrence of any other event which involves any matter or related series of matters (a "Claim") against which either party is entitled to indemnification (the "Indemnified Party") from the other party (the "Indemnifying Party") under Section 11.1 or 11.2 above.

               11.3.1 Promptly after the Indemnified Party first receives written documents pertaining to the Claim, or if such Claim does not involve a third party Claim, promptly after the Indemnified Party first has actual knowledge of such Claim, the Indemnified Party shall give notice to the Indemnifying Party of such Claim in reasonable detail and stating the amount involved, if known, together with copies of any such written documents. The Indemnifying Party shall have 10 days from the personal delivery or mailing of the Claim


Purchase and Sale Agreement for Hotel Properties                   Page 10 of 16
     notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes its liability to the Indemnified Party hereunder with respect to such Claim, and (ii) notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such Claim.

               11.3.2 If the Indemnifying Party disputes its liability with respect to such, Claim or the amount thereof (whether or not the Indemnifying Party desires to defend the Indemnified Party against such Claim as provided below), such dispute shall be resolved in accordance with
     Section 11.3.7 below. Pending the resolution of any dispute by the Indemnifying Party of its liability with respect to any Claim, any such third-party Claim shall not be settled without the prior written consent of the Indemnified Party.

               11.3.3 If the Indemnified Party desires to defend the Indemnified Patty against the Claim, then the Indemnifying Party - upon first paying into court or independent escrow a cash sum equal to fifty percent (50.0%) of the amount in dispute during the Notice Period - shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice, to litigate, defend, settle or otherwise attempt to resolve such Claim. Notwithstanding the foregoing, the
     Indemnified Party may nevertheless elect, at any time and at the Indemnified Party's sole cost, expense and ultimate liability, regardless or the outcome, and through counsel of its choice, to litigate, defend, settle or otherwise attempt to resolve such Claim. If the Indemnified Party so elects (for reasons other than the Indemnifying Party's failure or refusal to provide a defense to such Claim), then the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to such Claim; provided, however, any such disposition will be without prejudice to any other right the Indemnified Party may have to indemnification under Section 11.1 or 11.2 above, regardless of the outcome of such Claim. In any event, Purchaser and BIG shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement or other attempted resolution.

               11.3.4 If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such Claim or, if the same be defended by the Indemnifying Party, then that portion thereof as to which such defense is unsuccessful, in each case, shall be conclusively deemed to be a liability of the Indemnifying Party hereunder, unless the Indemnifying Party shall have disputed its liability to the Indemnified Party hereunder as provided above, in which event such dispute shall be resolved as provided in Section 11.3.7 below.

               11.3.5 If an Indemnified Patty has a Claim against the Indemnifying Party hereunder that does not involve a Claim being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a notice with respect to Such Claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such Claim, such dispute shall be resolved in accordance with
     Section 11.3.7 below; provided, however, that if the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

               11.3.6   Upon   tile   determination   of   the   liability   for
     indemnification as provided herein, the Indemnifying Party shall pay to the Indemnified Party within 15 days


Purchase and Sale Agreement for Hotel Properties                   Page 11 of 16
     after such determination the amount of any claim for indemnification made hereunder. If the Indemnified Party is not paid in full and on time for any such claim, it shall have the right, notwithstanding any other rights that it may have against any other person or corporation, to setoff the unpaid amount of any such Claim against any amounts owed by it under this Agreement, any promissory note, or any other agreements entered into pursuant to this Agreement. Where Purchaser is the Indemnified Party, the amount of any such offset shall reduce the principal amount of the Note, and shall be taken first from the principal payment to be made by Purchaser to BIG on or before the date that is 180 days following Closing. Upon the payment in full of any claim, either by setoff or otherwise, the entity making payment shall be subrogated to the rights of the Indemnified Party against any person, firm or corporation with respect to the subject matter of such Claim.

               11.3.7 All disputes under this Section l1.3 regarding liability for indemnification shall be settled by arbitration in Provo, Utah, before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any Party hereto giving written notice to each other Party to a dispute that such dispute has been referred to arbitration under this Section 11.3.7. The arbitrator shall be selected by the joint agreement of BIG and Purchaser but, if they do not agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the Parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right to appeal therefrom. Each Parry shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees and fees of the arbitrator) against the party raising such unreasonable claim, defense or objection. Nothing contained in this Section 11.3.7 shall prevent the Parties from settling any dispute by mutual agreement at any time,

               11.3.8  The  indemnification  rights of the  Parties  under  this
     Section 11.3 are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

     12. General Provision.

          12.1 Survival of Representations. The representations, warranties, indemnities, and agreements contained in this Agreement shall survive the execution of this Agreement and the transfers Contemplated by this Agreement.

          12.2 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective Successors and assigns, provided that no party


Purchase and Sale Agreement for Hotel Properties                   Page 12 of 16
to this Agreement shall assign any of such party's rights or obligations under this Agreement without the prior written consent of the other party hereto.

          12.3 Entire Agreement. This instrument, together with its exhibits, contains the entire agreement of the Parties and the other signatories hereto with respect to the transactions contemplated by this Agreement, supersedes any and all prior agreements or understandings, written or oral, between the Parties, including the letter of intent, with respect to the subject matter hereof, and may not be modified or amended in any way except in a written instrument signed by the Parties.

          12.4 Notices. All notices to be given under this Agreement shall be in writing and shall be personally delivered or mailed by certified mail, return receipt requested, postage prepaid, as follows:

                If to BIG:              Bountiful Investment Group, Inc,
                                        14675 Interurban Avenue South
                                        Seattle, WA  98169
                                        Attention: Pam Andersen

                With a copy to:         Kirt W. Montague
                                        Vance, Romcro & Montague, P.S.
                                        155 - 108th Avenue N.E., Suite 202
                                        Bellevue, Washington 98004

                If to Purchaser:        Eagle Rock Finance, L.C.
                                        2500 North University Avenue, #200
                                        Provo, Utah  84604
                                        Attention: Eric K. Thompson

                With a copy to:         F. McKay Johnson
                                        Hill Johnson & Schmutz
                                        3319 North University Avenue, #200
                                        Provo, UT  84803

or to such other address as either party shall specify by written notice so given to the other party, Each notice personally delivered shall be deemed to have been given as of the date so delivered. Each notice mailed shall be deemed to have been given on the third day after the date deposited in the United States mail. A copy of each notice given to either party pursuant to this
Section 11.5 shall be mailed simultaneously.

          12.5 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other term or condition of this Agreement.

          12.6 Exhibits. Exhibits A, B, C, D and E attached to this Agreement are by this reference fully incorporated in this Agreement and made a part hereof.


Purchase and Sale Agreement for Hotel Properties                   Page 13 of 16

          12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

          12.8 Attorney's Fees. In any proceeding brought to enforce this Agreement or to determine the rights of the parties under this Agreement, the prevailing party shall be entitled to collect, in addition to any judgment awarded by a court, a reasonable sum as attorneys' fees, and all costs and expenses incurred in connection with such a lawsuit, including attorneys' fees, expenses of litigation, and costs of appeal. For purposes of this Agreement, the prevailing party shall be that party in whose favor final judgment is rendered or who substantially prevails, if both parties are awarded judgment. The term "proceeding" shall mean and include arbitration, administrative, bankruptcy, and judicial proceedings, including appeals.

          12.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

          12.10 Time of Essence. Time is of the essence of this Agreement.

          12.11 Severability. The unenforceability, invalidity, illegality, or termination of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid, or illegal and shall not terminate this Agreement or impair the rights or obligations of the parties hereto provided the essential purposes of this Agreement are not thereby thwarted.

          12.12  Captions.   Section  or  paragraph  titles  or  other  headings
contained in this Agreement are for convenience only and shall not be a part of this Agreement, nor considered in its interpretation.

          12.13 Brokerage Commission and Finder's Fee. The Parties each warrant to the other that no person or entity can properly claim a right to a commission, finder's fee, acquisition fee or other brokerage type compensation based upon the acts or omissions of that party with respect to the transaction contemplated by this Agreement.

          12.14 Facsimile Transmission. Facsimile transmission of any signed original document, and retransmission of any signed facsimile transmission, shall be the same as transmission of an original. At the request of any party hereto, or the Escrow Agent, the parties hereto will confirm signatures transmitted by facsimile by signing an original document.

          12.15 Further Access. The Parties hereto shall perform such further acts as may be reasonably necessary to carry out the intent and provisions of this Agreement.

          12.16 Authority. Persons signing this Agreement on behalf of the respective parties personally warrant and represent that they are authorized to execute this instrument and bind the respective parties hereto.


Purchase and Sale Agreement for Hotel Properties                   Page 14 of 16

          12.17 Good Faith. In addition to complying with any specific standards of conduct set forth herein, each party hereto represents and warrants to the other that such party has acted toward the other in good faith, and agrees to continue to so act, in the negotiation, execution, delivery, performance, and any termination of this Agreement.

     EXECUTED as of the date and year first above written.

               BOUNTIFUL INVESTMENT GROUP, INC., a Nevada corporation


               By: /s/ [illegible]
                   -----------------------------

               Its:  Authorized Agent
                     ---------------------------


               EAGLE ROCK FINANCE, L.C., a Utah limited liability company


               By: /s/ [illegible]
                   -----------------------------

               Its:  Manager
                     ---------------------------


State of ___________       )
                           )     ss.
County of ____________     )

     I certify that I know or have satisfactory evidence that __________________________, a representative of BOUNTIFUL INVESTMENT GROUP, INC., personally appeared before me, and said person acknowledged that he or she signed this Purchase and Sale Agreement, on oath stated that he or she was authorized to execute this Purchase and Sale agreement and acknowledged it to be the free and voluntary act of said corporation for the uses and purposes mentioned herein.

         SUBSCRIBED AND SWORN to before me this 30th day of December, 1999.

                                        /s/ [illegible]
                                        ----------------------------------------
                                        Printed/Typed Name: [illegible]
                                                            -----------
                                        NOTARY PUBLIC in and for the State of
                                                    residing at
                                        ----------,              ---------------
                                        My commission expires
                                                              ------------------

                                                     [Notary Stamp]


Purchase and Sale Agreement for Hotel Properties                   Page 15 of 16

State of ___________       )
                           )     ss.
County of ____________     )

     I certify that I know or have satisfactory evidence that __________________________ a representative of EAGLE ROCK FINANCE, L.C., personally appeared before me, and said person acknowledged that he or she signed this Purchase and Sale Agreement, on oath stated that he or she was authorized to execute this Purchase and Sale agreement and acknowledged it to be the free and voluntary act of said corporation for the uses and purposes mentioned herein.

     SUBSCRIBED AND SWORN to before me this 31st day of December, 1999.

                                        /s/ [illegible]
                                        ----------------------------------------
                                        Printed/Typed Name: [illegible]
                                                            -----------
                                        NOTARY PUBLIC in and for the State of
                                                    residing at
                                        ----------,              ---------------
                                        My commission expires
                                                              ------------------

                                                     [Notary Stamp]

Purchase and Sale Agreement for Hotel Properties                   Page 16 of 16